Meridian Interstate Bancorp, Inc., Reports Results for the Quarter Ended March 31, 2009

Contact: Richard J. Gavegnano, Chairman and Chief Executive Officer
(978) 977-2211
April 28, 2009

Meridian Interstate Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank (the “Bank”), announced a net loss of $1.1 million, or $.05 per share (basic and diluted), for the quarter ended  March 31, 2009, compared to a net loss of $321,000  for the quarter ended March 31, 2008.  Earnings per share information is not applicable for the quarter ended March 31, 2008, as shares were not outstanding for the entire quarter. The 2009 net loss includes pre-tax charges of $2.1 million relating to the retirement of the Company’s CFO and an Executive Vice President and the settlement of an arbitration agreement with a former employee.  The 2008 net loss includes a $3.0 million pre-tax contribution of stock to the Company’s charitable foundation, which was made as part of the Company’s minority stock offering.

Notable items for the quarter include the following:

•	Total loans increased $34.4 million, or 4.8% from December 31, 2008.
•	Deposits increased by $62.4 million, or 7.8% from December 31, 2008.
•	The net interest margin improved for the fourth consecutive quarter, increasing from 2.97% for the quarter ended December 31, 2008 to 3.04% for the quarter ended March 31, 2009.
•	The Company continues to exceed all requirements for well-capitalized regulatory ratios by a significant margin.

“The Company continues to benefit from its strong capital position and ability to originate new loans to credit-worthy businesses and customers,” noted Richard Gavegnano, CEO.   “In addition, increases to our deposit balances are a reflection of our continued strong customer relationships.”

Net Interest Income

•	Net interest income for the quarter ended March 31, 2009 was $7.7 million, an increase of $1.8 million, or 31.1%, from the quarter ended March 31, 2008.
•
Interest expense on deposits decreased $1.6 million, or 23.8%, from $6.9 million to $5.3 million, as the average cost of deposits decreased from 3.61% to 2.77% for the quarters ended March 31, 2008 and 2009, respectively.

Non-interest Income

•	Non-interest income for the first quarter of 2009 was $1.1 million, compared to $3.2 million, for the first quarter of 2008.
•
The Company recorded an impairment loss of $124,000 on securities determined to be other-than-temporarily impaired during the first quarter of 2009, compared to gains on sales of securities of $2.3 million for the first quarter of 2008.

•
The Company recorded $183,000 in gains on sale of mortgage loans during the first quarter of 2009, compared to $19,000 in the 2008 comparable quarter, as saleable residential loan origination volume has increased in 2009 due to lower rates.

Non-interest Expense

•	Non-interest expenses increased $365,000, or 3.9%, from $9.3 million to $9.7 million for the quarters ended March 31, 2008, and 2009, respectively.
•
Salaries and benefits expense increased $2.2 million.  In the first quarter of 2009, the Company recorded salary and benefit expense of $2.1 million related to the retirement of its CFO and an Executive Vice President, and to the settlement of an arbitration agreement with a former employee.  The Company also incurred expenses relating to the Company’s Equity Incentive Plan, pursuant to which initial grants were made during the fourth quarter of 2008.

•	Professional service fees increased $343,000 primarily as a result of legal expenses related to the settlement of employee benefit and litigation matters.
•	In the first quarter of 2008, the Company made a pre-tax $3.0 million contribution to the Company’s charitable foundation in conjunction with its stock offering.
•	Other non-interest expense increased by $451,000, primarily as a result of increased FDIC insurance assessment in 2009.

Securities

•	Securities available for sale increased $26.2 million, or 10.4%, from December 31, 2008, as the Company invested excess funds in money market mutual funds as an alternative to federal funds sold.

Loans

•	Loan demand remained strong in the first quarter of 2009, with increases in all real estate loan types.

•
Multi-family loans increased by $15.3 million, or 49.2%, while the one- to four-family residential loan and commercial real estate loan portfolios increased by $9.8 million and $8.4 million, respectively.

Credit Quality

•
The allowance for loan losses was $7.5 million, or 1.00% of total loans outstanding as of March 31, 2009, as compared to $6.9 million, or 0.97% of total loans outstanding as of December 31, 2008.   The increase in the balance of the allowance for loan losses is due to growth in the loan portfolio and management’s ongoing analysis of loan loss factors.

•
The percentage of non-performing assets to total assets was 1.61% at March 31, 2009, compared to 1.58% at December 31, 2008.  Non-performing assets, which totaled $18.2 million at March 31, 2009, included foreclosed real estate of $2.4 million, $10.9 million of construction loans, $4.0 million of residential mortgage loans, and $850,000 of other loans.

Provision for Loan Losses

•	Management made provisions for loan losses of $546,000, compared to $2.9 million recorded during the quarter ended December 31, 2008, and $131,000 for the quarter ended March 31, 2008.
•	The Company experienced $1,000 of loan charge-offs in the first quarter of 2009.

Deposits
•	Deposits increased by $62.4 million, or 7.8%, from December 31, 2008, with increases in all deposit types, as local deposit competition has lessened.
•	Money market deposits increased by $31.9 million, or 18.4%, to $204.7 million at March 31, 2009. Certificates of deposit also increased by $20.2 million, or 4.9%, to $434.2 million.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,”  “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Interstate Bancorp, Inc.’s management and are subject to significant risks and uncertainties.  Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s filings with the Securities and Exchange Commission.  Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Interstate Bancorp, Inc.’s actual results could differ materially from those discussed.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN INTERSTATE BANCORP, INC.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
(Dollars in thousands)	2009	2008
ASSETS
Cash and due from banks	$11,284	$10,354
Federal funds sold	18,521	9,911
Total cash and cash equivalents	29,805	20,265

Certificates of deposit - affiliate bank	2,000	7,000
Securities available for sale, at fair value	278,707	252,529
Federal Home Loan Bank stock, at cost	4,303	4,303

Loans	745,378	711,016
Less allowance for loan losses	(7,456)	(6,912)
Loans, net	737,922	704,104

Bank-owned life insurance	23,045	22,831
Investment in affiliate bank	10,349	10,376
Premises and equipment, net	22,587	22,710
Accrued interest receivable	5,415	6,036
Foreclosed real estate, net	2,449	2,604
Deferred tax asset, net	10,462	10,057
Other assets	1,723	2,537
Total assets	$1,128,767	$1,065,352

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non interest-bearing	$60,560	$55,216
Interest-bearing	798,700	741,636
Total deposits	859,260	796,852

Short-term borrowings	7,546	7,811
Long-term debt	57,675	57,675
Accrued expenses and other liabilities	17,240	13,174
Total liabilities	941,721	875,512

Stockholders' equity:
Common stock, no par value 50,000,000 shares
authorized; 23,000,000 shares issued at March 31, 2009
and December 31, 2008	-	-
Additional paid-in capital	100,779	100,684
Retained earnings	104,318	105,426
Accumulated other comprehensive loss	(6,723)	(6,205)
Unearned compensation - ESOP, 776,250 and 786,600 shares
at March 31, 2009 and December 31, 2008, respectively	(7,762)	(7,866)
Unearned compensation - restricted shares - 414,000
and 250,000 shares at March 31, 2009 and
December 31, 2008, respectively	(3,566)	(2,199)
Total stockholders' equity	187,046	189,840
Total liabilities and stockholders' equity	$1,128,767	$1,065,352

MERIDIAN INTERSTATE BANCORP, INC.
Consolidated Statements of Loss
(Unaudited)

	Three Months Ended March 31
(Dollars in thousands, except per share amounts)	2009	2008
Interest and dividend income:
Interest and fees on loans	$10,645	$9,183
Interest on debt securities	2,455	2,612
Dividends on equity securities	293	265
Interest on certificates of deposit	42	-
Interest on federal funds sold	12	1,063
Total interest and dividend income	13,447	13,123

Interest expense:
Interest on deposits	5,263	6,911
Interest on short-term borrowings	35	62
Interest on long-term debt	497	312
Total interest expense	5,795	7,285

Net interest income	7,652	5,838
Provision for loan losses	546	131
Net interest income, after provision
for loan losses	7,106	5,707

Non-interest income:
Customer service fees	697	696
Loan fees	150	178
Gain on sales of loans, net	183	19
Gain (loss) on securities, net	(124)	2,266
Income from bank-owned life insurance	214	185
Equity loss on investment in affiliate bank	(27)	(168)
Total non-interest income	1,093	3,176

Non-interest expenses:
Salaries and employee benefits	6,314	4,092
Occupancy and equipment	864	780
Data processing	438	387
Marketing and advertising	234	246
Professional services	652	309
Contribution to the Meridian
Charitable Foundation	-	3,000
Foreclosed real estate expense	255	29
Other general and administrative	920	469
Total non-interest expenses	9,677	9,312

Loss before income taxes	(1,478)	(429)

Benefit for income taxes	(370)	(108)

Net loss	$(1,108)	$(321)

Loss per share:
Basic	$(0.05)	N/A
Diluted	$(0.05)	N/A

Weighted Average Shares:
Basic	21,868,565	N/A
Diluted	22,050,960	N/A

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Net Interest Income Analysis
(Unaudited)

	For The Three Months Ended March 31,
	2009			2008
(Dollars in thousands)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)
Assets:
Interest-earning assets:
Loans (1)	$726,851	$10,645	5.94%	$567,832	$9,183	6.50%
Securities and certificates of deposit	262,955	2,790	4.30	259,907	2,877	4.45
Other interest-earning assets	30,361	12	0.16	138,471	1,063	3.09
Total interest-earning assets	1,020,167	13,447	5.35	966,210	13,123	5.46

Noninterest-earning assets	75,208			74,585
Total assets	$1,095,375			$1,040,795

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW deposits	$36,610	46	0.51%	$37,511	68	0.72%
Money market deposits	183,199	1,027	2.27	140,123	1,153	3.30
Savings and other deposits	122,990	302	1.00	145,970	395	1.09
Certificates of deposit	427,534	3,888	3.69	445,869	5,295	4.78
Total interest-bearing deposits	770,333	5,263	2.77	769,473	6,911	3.61

FHLB advances and other borrowings	67,752	532	3.19	35,913	374	4.19

Total interest-bearing liabilities	838,085	5,795	2.80	805,386	7,285	3.64

Noninterest-bearing demand deposits	58,705			51,801
Other noninterest-bearing liabilities	9,078			24,033
Total liabilities	905,868			881,220

Total stockholders' equity	189,507			159,575
Total liabilities and stockholders' equity	$1,095,375			$1,040,795

Net interest income		$7,652			$5,838
Interest rate spread (2)			2.55%			1.82%
Net interest margin (3)			3.04%			2.43%
Average interest-earning assets to average interest-bearing liabilities		121.73%			119.97%

(1) Loans on non-accrual status are included in average balances.
(2) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.
(4) Annualized.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Financial Ratios
(Unaudited)

	Three Months Ended March 31,
	2009		2008
Key Performance Ratios
Return on average assets (4)	(0.40	) %	(0.12	) %
Return on average equity (4)	(2.34)		(0.80)
Interest rate spread (1) (4)	2.55		1.82
Net interest margin (2) (4)	3.04		2.43
Noninterest expense to average assets (4)	3.53		3.58
Efficiency ratio (3)	110.66		103.31
Average interest-earning assets to
average interest-bearing liabilities	121.73		119.97

(1) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) The efficiency ratio represents non-interest expense, divided by the sum of net interest income plus non-interest income.

(4) Annualized for the quarterly data.

	At	At	At
	March 31, 2009	March 31, 2008	December 31, 2008
Asset Quality Ratios
Allowance for loan losses/total loans	1.00%	0.64%	0.97%
Allowance for loan losses/
nonperforming loans	47.27	127.95	48.57
Non-performing loans/total loans	2.11	0.50	2.00
Non-performing loans/total assets	1.40	0.28	1.34
Non-performing assets /total assets	1.61	0.39	1.58